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                                  EXHIBIT 99.1
                                  ------------

SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

This Form 8-K includes forward-looking statements and information. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

        . inability to obtain future financings or maintain banking relationships
        .  inability to attract advertisers and increase revenues
        .  continuing to experience losses
        .  fluctuations in our quarterly operating results
        . the possibility of lower advertising prices, reduced gross margins and an inability to gain, or even potential loss of, market share due to increased competition
        .  increased demand on our resources due to continued growth

We undertake no obligation to publicly update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this Form 8-K might not occur. One should not place undue reliance on forward-looking statements.